                                                                   EXHIBIT 23.3

                   GABLE GOTWALS MOCK SCHWABE KIHLE GABERINO
                          a professional corporation
                        Attorneys and Counselors at Law

                       100 WEST FIFTH STREET, SUITE 1000
                          TULSA, OKLAHOMA 74103-4219

                           TELEPHONE (918) 585-8141
                              FAX (918) 588-7873

                                 May 20, 1997

  We hereby consent to the filing of our opinion as an exhibit to the Registration Statement ("Registration Statement") on Form S-4 of WAI, Inc. and to the reference to this firm under the caption "Experts" in the Proxy Statement/Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended

                                          Very truly yours.

                                          GABLE GOTWALS MOCK SCHWABE KIHLE
                                           GABERINO

                                                   /s/ Donald A. Kihle
                                          By: _________________________________
                                                     Donald A. Kihle